Exhibit 32

Section 1350 Certifications

Pursuant to 18 U.S.C. §1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Shearson American REIT, Inc., a Nevada corporation (the Company), hereby certify that:

To my knowledge, the Annual Report on Form 10-K/A of the Company for the period ended December 31, 2010 (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 16, 2012

/s/ John Williams
JOHN WILLIAMS CHIEF EXECUTIVE OFFICER (Principal Executive Officer)

Dated: April 16, 2012

/s/ John Williams
JOHN WILLIAMS CHIEF FINANCIAL OFFICER (Principal Financial and Accounting Officer)